Exhibit  99.1

                            SUBSCRIPTION AGREEMENT

NBI,  Inc.
1880,  Industrial  Circle,  Suite  F
Longmont,  Colorado    80501

Ladies  and  Gentlemen:

     The undersigned hereby subscribes for and irrevocably agrees to purchase the number of units ("Units") set forth below, each Unit consisting of one share of Series A Cumulative Preferred Stock of NBI, Inc. (the "Company") and two Common Stock Purchase Warrants of NBI, Inc. The undersigned has received a copy of the Prospectus dated October __, 1998 relating to the offering of Units prior to delivery of this Subscription Agreement.

     Under penalty of perjury, the undersigned certifies that (A) the taxpayer identification number shown in this Subscription Agreement is correct and (B) the undersigned is not subject to backup withholding because (i) the undersigned has not been notified that he, she or it is subject to backup withholding as a result of a failure to report all interest and dividends or
(ii) the Internal Revenue Service has notified the undersigned that he, she or it is no longer subject to backup withholding. (If the undersigned has been notified that he, she or it is subject to backup withholding and the Internal Revenue Service has not advised the undersigned that backup withholding has been terminated, strike out item (B).)

     The undersigned hereby agrees to be bound by all of the terms and conditions of the Prospectus and this Subscription Agreement. If the undersigned is a corporation, partnership, benefit plan or IRA, the undersigned certifies that it has all requisite authority to acquire the Units hereby subscribed for and to enter into this Subscription Agreement. The officer, partner or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf; such authorization has not been revoked and is still in full force and effect.

     Prior to the date of acceptance of subscriptions for the minimum offering amount of 370,000 Units ($3,700,000), subscription funds will be held in an escrow account as provided in the Prospectus. If the minimum offering amount is not sold by the Company by the Initial Offering Expiration Date of December 31, 1998, or such later date as the offering is extended by the Company as provided in the Prospectus, the offering will terminate and all funds held in the escrow account will be promptly returned to investors, without interest or deduction.

(This is not an offer of securities in any jurisdiction in which such offer is
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not  registered  or  qualified.)
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
                                   NBI, INC.
                            Subscription Agreement
                                Signature Page

Account  Registration:                                   Date:________________

_________________________________________________________
Name  in  Which  Shares  and  Warrants  should  be  registered

Check  appropriate  designation        Mailing address and telephone
if joint ownership:                    and fax numbers for Corporate Records:

__  Joint  Tenants with Right            __________________________________
     of  Survivorship                    __________________________________
__  Tenants  in  Common                  Telephone:_________________________
__  Community  Property                  Fax:______________________________


Investment  amount:    $_________              _______ shares of Preferred Stock
(Number  of  Units  times  $10  per  Unit)     _______  Warrants

Initial  Election  for  Payment of Dividends: (check below whether you wish to
                                               -------------------------------
receive  payment  of  dividends  in  shares  of  preferred  stock  or  cash)
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Payment  in  shares  of  Preferred  Stock:  ___          Payment  in  Cash:___

REMINDER: AS PROVIDED IN THE PROSPECTUS, IN THE EVENT THE COMPANY HAS INSUFFICIENT FUNDS TO PAY ALL ACCRUED DIVIDENDS, INVESTORS WHO ELECT PAYMENT IN ADDITIONAL SHARES OF PREFERRED STOCK WILL RECEIVE THEIR DIVIDENDS PRIOR TO THE INVESTORS WHO ELECT TO RECEIVE THEIR DIVIDENDS IN CASH.


___________________________                ___________________________
Signature  of  Subscriber                  Signature of Co-Subscriber (if any)
___________________________                ___________________________
Print name of individual subscriber        Print  name  of  individual
and name and title of signing officer      co-subscriber and name and title
of corporation, partnership, other         of signing officer of corporation,
entity, custodial or trustee subscriber    partnership, other entity, custodial
                                           or trustee co-subscriber
_________________________                  ______________________
Soc.  Sec.  or  Tax  ID#                   Soc.  Sec.  or  Tax  ID#
of  Subscriber                             of Co-Subscriber

      (PLEASE SEE ATTACHED INSTRUCTIONS ON PAYMENT AND DELIVERY OF FUNDS)

                           INSTRUCTIONS FOR PAYMENT
                         PRIOR TO INITIAL CLOSING DATE



     Subscribers must deliver Subscription Agreements, together with funds for the entire amount of Units subscribed for, to Southern California Bank. Funds may be delivered by check payable to "SCB FBO NBI, Inc. Escrow No. 11781-GG", sent to the attention of Gloria Garriott, Southern California Bank, 4100 Newport Place, Suite 130, Newport Beach, California 92660, or by wire transfer sent in accordance with the following wire transfer instructions:

                        Southern  California  Bank
                        Account  No.:  1900307
                        ABA/Routing  No.:  1222-2693-7
                        Escrow  No.:  11781-GG
                        Wire  sent  from:  (Name  of  Subscriber)

                           INSTRUCTIONS FOR PAYMENT
                          AFTER INITIAL CLOSING DATE



     Subscribers must deliver Subscription Agreements, together with funds for the entire amount of Units subscribed for, to the Company. Funds may be delivered by check payable to "NBI, Inc.", sent to the attention of Marjorie
A. Cogan, Chief Financial Officer, NBI, Inc., 1880 Industrial Circle, Suite F,
Longmont,  Colorado    80501.